EXHIBIT 11.01 --- COMPUTATION OF PER SHARE LOSS
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             1996            1995          1994
                                             ----            ----          ----
Primary:
Average shares outstanding                   21,251         15,049         13,598
Net effect of dilutive stock options -
     based on the treasury stock method
     using average market price                   -              -              -
                                             -------     ----------     ----------

Totals                                       21,251         15,049         13,598
                                             -------     ----------     ----------
                                             -------     ----------     ----------
Net loss                                      ($975)     $(131,742)     $ (77,475)
                                             -------     ----------     ----------
                                             -------     ----------     ----------
Per share amount                             $(0.05)     $   (8.75)     $   (5.70)
                                             -------     ----------     ----------
                                             -------     ----------     ----------

Fully diluted:
Average shares outstanding                   21,251         15,049         13,598
Net effect of dilutive stock options -
     based on the treasury stock method
     using quarter end market price
     which is greater than average
     market price                                 -              -              -
                                             -------     ----------     ----------

Totals                                       21,251         15,049         13,598
                                             -------     ----------     ----------
                                             -------     ----------     ----------
Net loss                                     $ (975)     $(131,742)    $  (77,475)
                                             -------     ----------     ----------
                                             -------     ----------     ----------
Per share amount                             $(0.05)     $   (8.75)    $    (5.70)
                                             -------     ----------     ----------
                                             -------     ----------     ----------

* The primary net loss per share is shown in the statements of operations. Net loss per share under the primary and fully diluted calculations are equivalent.